Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Third Quarter 2017 Results

NEW YORK, November 9, 2017 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2017.

Third Quarter 2017 Investment Highlights:

•	Received full call proceeds of $13.0 million from one investment

•	Received pay-downs of $37,752 from six investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of September 30, 2017 (excluding cash and cash equivalents) was approximately, 9.06% up from 8.96%, year over year.

Third Quarter 2017 Financial Results

Net investment income was $2,601,835 or $0.40 per share, comprised of $4,359,828 in gross income and $1,757,993 of expenses. Realized capital losses were ($147,236).

Net Assets at quarter end were $141,078,696, up from $140,419,836 in the previous quarter. The Company’s Net Asset Value was $21.56 per share, up $0.09 from the prior quarter. The value of the invested portfolio increased $630,018.

In the third quarter, the Company paid a cash distribution of $0.38 per share, up $0.01 from the prior quarter. The distribution was paid on September 28, 2017 to shareholders of record at the close of business on September 21, 2017.

The Company had $36.5 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 20.4% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on September 30, 2017, the Company had total assets of $178,703,715 consisting of total investments of $174,745,784, cash of $248,128 and other assets of $3,709,803.  Other assets include interest and dividends receivable of $2,600,690 and prepaid assets of $1,109,113.

During the quarter, the Company received one call and six pay-downs for a total of $13,074,627.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on November 9, 2017 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 23, 2017. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13671317. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2017	June 30, 2017
Assets
Investments in securities, at fair value (cost: $176,825,546 and $188,732,477 respectively)	$174,745,784	$186,022,696
Cash	248,128	521,184
Interest and dividends receivable	2,600,690	3,334,760
Prepaid assets	1,109,113	1,141,050
Total assets	178,703,715	191,019,690

Liabilities
Loan payable	36,500,000	49,500,000
Investment advisory fee payable	788,255	833,664
Directors fee payable	12,908	12,491
Loan interest payable	1,149	12,320
Accrued expenses payable	322,707	241,379
Total liabilities	37,625,019	50,599,854
Net Assets	$141,078,696	$140,419,836

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,542	$6,539
Paid-in-capital	144,858,951	144,799,774
Accumulated net investment loss	(1,252,819)	(1,369,717)
Accumulated net realized loss on investments	(454,216)	(306,979)
Net unrealized depreciation on investments	(2,079,762)	(2,709,781)
Net Assets	$141,078,696	$140,419,836

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,542,289	6,539,308
Net asset value per common share	$21.56	$21.47
Market price per share	$20.64	$20.40
Market price discount to net asset value per share	-4.27%	-4.98%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	September 30, 2017	June 30, 2017
Investment Income
Interest	$3,329,471	$3,177,617
Dividends	960,763	1,011,275
Origination fee income	7,094	5,121
Other Income	62,500	62,500
Total Investment Income	4,359,828	4,256,513

Expenses
Investment advisory fees	788,255	833,664
Interest expense	428,246	463,780
Professional fees	141,981	52,620
Bank fees	69,742	61,051
Transfer agent, custodian fees and administrator fees	68,357	67,045
ABA marketing and licensing fees	55,096	62,604
Directors’ fees	51,793	51,858
Investor relations fees	32,946	32,615
Delaware franchise tax	22,684	22,438
Insurance expense	22,019	23,267
Printing	18,195	11,997
Valuation fees	12,338	12,071
Miscellaneous fees	46,341	39,894
Total expenses	1,757,993	1,734,904
Net Investment Income	$2,601,835	$2,521,609

Realized and Unrealized Gain / (Loss) on Investments
Net realized loss on investments	$(147,236)	$(18,402)
Net change in unrealized depreciation on investments	630,018	919,696
Net realized and unrealized gain on investments	482,782	901,294
Net Increase in Net Assets Resulting From Operations	$3,084,617	$3,422,903

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2017
Per Share Operating Performance
Net Asset Value, beginning of period	$21.47
Net investment income(1)	0.40
Net realized and unrealized gain on investments(1)	0.07
Total from investment operations	0.47

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$21.56
Per share market value, end of period	$20.64

Total Investment Return (2)
Based on market value	3.11%
Based on net asset value	2.34%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$141.1

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.96%
Expenses after waivers(5)*	4.96%
Net investment income(6)*	7.33%
Portfolio turnover rate**	0%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$36,500
Asset coverage per $1,000 for revolving credit agreement(7)	4,865

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.75%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.77%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.77%.
(6)	Ratio of net investment income to average managed assets equals 5.58%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized